UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05        Costs Associated with Exit or Disposal Activities

On June 29, 2018, Lannett Company, Inc. (the “Company”) issued a press release announcing a restructuring plan with respect to its wholly-owned subsidiary Cody Laboratories, Inc. (“Cody Labs”) to focus on a more select set of opportunities which will result in streamlined operations, improved efficiencies and a reduced cost structure (the “Cody Restructuring Plan”).  In connection with the Cody Restructuring Plan, the Company has estimated that there will be a reduction of approximately 50 positions.  The Company expects that the actions contemplated under the Cody Restructuring Plan will be substantially completed by December 31, 2018.

The Cody Restructuring Plan is expected to generate annualized cost savings of approximately $10.0 million. The Company currently estimates that it will incur approximately $5.0 million of total costs to implement the Cody Restructuring Plan, comprised primarily of approximately $3.5 million of severance and employee-related costs, of which approximately $3.0 million will be recorded in the quarter ending June 30, 2018.  In addition, the Company may incur non-cash impairment charges in connection with the Cody Restructuring Plan relating to the facility, equipment and other plant-related assets currently utilized by Cody Labs, as more fully discussed in Item 2.06 below.

This Item 2.05 contains forward-looking statements, including information regarding the Cody Restructuring Plan.  These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties.  The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties.  A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with Securities and Exchange Commission (“Commission”) on August 28, 2017, and the Company’s subsequent current and periodic reports filed with the Commission.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in expectations.

Item 2.06        Material Impairments

As a result of the Cody Restructuring Plan, as more fully discussed in Item 2.05 above, the Company will perform an analysis with respect to the facility, equipment and other plant-related assets currently utilized by Cody Labs to determine the potential for any impairment of such assets currently utilized by Cody Labs.  Any non-cash impairment charges would be in addition to the restructuring costs referenced in Item 2.05 above.

Item 9.01        Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	June 29, 2018 Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: June 29, 2018

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